Exhibit 99.1

Accuray Announces 1-for-40 Reverse Stock Split

MADISON, Wis., Nov. 4, 2026 /PRNewswire/ -- Accuray Incorporated (NASDAQ: ARAY) announced today that its Board of Directors has approved a 1-for-40 reverse stock split of the Company’s common stock and a corresponding decrease to the authorized number of shares of common stock. The reverse stock split is intended to increase the per-share trading price of the Company’s common stock and enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market (“Nasdaq”).

The reverse stock split will become effective at 12:02 a.m. Eastern Time on November 9, 2026. The Company’s common stock is expected to begin trading on a split-adjusted basis when the Nasdaq market opens on November 9, 2026 under the Company’s existing trading symbol, “ARAY,” with a new CUSIP number of 004397 303.

At the effective time of the reverse stock split, every 40 shares of the Company’s common stock issued and outstanding will automatically be combined into one share of common stock. This will reduce the number of shares of common stock issued and outstanding from approximately 120.2 million shares to approximately 3.0 million shares, subject to adjustment for fractional shares. In addition, the total number of authorized shares of the Company’s common stock will be proportionately reduced in accordance with the 1-for-40 ratio, from 400,000,000 shares to 10,000,000 shares. The number of authorized shares of the Company’s preferred stock will not be adjusted as a result of the reverse stock split. The reverse stock split will affect all stockholders uniformly and will not change any stockholder’s percentage ownership interest in the Company, except to the extent resulting from the treatment of fractional shares.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will receive cash in lieu of a fractional share.

Proportionate adjustments will also be made, as applicable, to the number of shares underlying the Company’s outstanding equity awards and other securities, as well as the applicable exercise or conversion prices and the number of shares available for issuance under the Company’s equity incentive plans. The reverse stock split will not change the par value of the Company’s common stock.

Computershare Trust Company, N.A. (“Computershare”) is acting as the exchange agent for the reverse stock split. Stockholders holding shares electronically in book-entry form or through a broker, bank or other nominee generally will have their holdings automatically adjusted to reflect the reverse stock split, subject to the processes of their broker, bank or nominee. Stockholders holding shares of the Company’s common stock in certificate form will receive a transmittal letter from Computershare with instructions after the effective date.

About Accuray
Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, X, and YouTube.

Forward-Looking Statements

Statements made in this press release that are not statements of historical fact are forward-looking statements that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to statements regarding the implementation of the reverse stock split, the anticipated timing of trading of Accuray’s common stock on a split-adjusted basis, the effect of the reverse stock split on the trading price of Accuray’s common stock, and Accuray’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “may,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the effect of the global macroeconomic environment on the operations of the company; effects related to international tariffs; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; substantial outstanding indebtedness and its ability to maintain compliance with financial covenants related to its debt; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; geopolitical uncertainty, including armed conflict or political instability in the Middle East or other regions in which the company or its customers operate, and the effect of such conditions on the timing of system installations, customer site readiness, service revenue recognition, and the ability to complete transactions in affected markets; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2026, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Investor Contact
Steve Monroe
VP, Financial Planning & Analysis, Accuray
Investor.relations@accuray.com

Media Contact
Taylor Bould
Communications Specialist, Accuray
tbould@accuray.com